   Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of March [ ], 2019, is entered into by and between _________________________ (“Warrant Holder”) and Bridgeline Digital, Inc. (the “Company”).

WITNESSETH:

Whereas, Warrant Holder is the beneficial owner of a warrant (“Existing Warrant”) that is exercisable for ___________ shares (the “Existing Warrant Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) at an exercise price of $0.50 per share which expires on October 19, 2023 (the “Existing Warrant Expiration Date”); and

Whereas, Warrant Holder and the Company desire to exchange the Existing Warrant (the “Exchange”) for a new warrant, in the form attached hereto (the “New Warrant”), exercisable to purchase a number of shares of Common Stock equal to the number of Existing Warrant Shares at an exercise price of $0.18 per share, subject to adjustment, which New Warrant shall expire on the Existing Warrant Expiration Date.

Now, Therefore, in consideration for the foregoing, the parties hereto agree as follows:

1. Exchange and/or Amendment. By signing the signature page hereto and electing to participate in the Exchange, the Warrant Holder hereby agrees that the Existing Warrant and rights appertaining thereto held by Warrant Holder are hereby exchanged for the New Warrant and agrees to deliver to the Company the original executed copy of the Existing Warrant. The Warrant Holder’s election shall be effective as of the date of acceptance of this Exchange Agreement by the Company, which shall be evidenced by its signature hereto.

2. Warrant Holder’s Representations and Warranties. The Warrant Holder represents and warrants to the Company as follows:

a. Warrant Holder is exchanging the Existing Warrant for the New Warrant for Warrant Holder’s own account, for investment only and not with a view towards the public sale or distribution thereof, and not with a view to or for sale in connection with any distribution thereof;

b. Warrant Holder is: (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"), by reason of Rule 501(a)(3); (ii) experienced in making investments of the kind described in this Agreement and the related documents hereto; and (iii) able to afford the entire loss of Warrant Holder’s investment in the New Warrant;

c.           Warrant Holder is the sole owner of all rights, title and interest in and to the rights to the Existing Warrant and Warrant Holder has not assigned, transferred, licensed, pledged or otherwise encumbered such rights or agreed to do so;

d.           Warrant Holder has full power and authority to enter into this Exchange Agreement and to exchange the Existing Warrant;

e.           There are no current challenges with respect to the ownership of the Existing Warrant; and

f.           By entering into this Exchange Agreement, Warrant Holder will not breach the terms of any agreement or arrangement with any third party.

3.           Company’s Representations and Warranties. The Company represents and warrants to Warrant Holder as follows:

a.    Upon issuance, the New Warrant will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability may be limited by bankruptcy and general equitable principles. The shares of Common Stock issuable upon exercise of the New Warrant will be duly authorized, validly issued, fully paid and non-assessable;

b.     The Company has full power and authority to enter into this Exchange Agreement and to issue the New Warrant as provided for herein;

c. Assuming the accuracy of the representations and warranties of the Warrant Holder contained herein, the offer and issuance by the Company of the New Warrants is exempt from registration under the 1933 Act pursuant to an exemption provided by Rule 3(a)(9) thereof;

d. By virtue of Rule 3(a)(9) under the 1933 Act, each of the New Warrants shall take on the registered characteristics of the Existing Warrants and, the shares of Common Stock issuable upon exercise of the New Warrants shall be freely tradeable and shall not bear any restrictive legends; and.

e.      By entering into this Exchange Agreement, the Company will not breach the terms of any agreement or arrangement with any third party.

4.           Governing Law; Miscellaneous. This Exchange Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. A facsimile transmission of this signed Exchange Agreement shall be legal and binding on all parties hereto. This Exchange Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Exchange Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Exchange Agreement. If any provision of this Exchange Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Exchange Agreement or the validity or enforceability of this Exchange Agreement in any other jurisdiction. This Exchange Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date as first written above.

BRIDGELINE DIGITAL, INC.

By:

Name:
Title:

WARRANT HOLDER:

Name of Warrant Holder

By:

Name:
Title:

By:

Signature, if Joint
Name: